First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




February 26, 2007


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 1326

Gentlemen:

     We have examined the Registration Statement File No. 333-139945 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Jason T. Henry
Senior Vice President